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                                                                     EXHIBIT 2.6

                                                                  EXECUTION COPY

                           PURCHASE AND SALE AGREEMENT

                                     BETWEEN

                              Nortel Networks Inc.

                                   ("Seller")

                                       AND

                            Zhone Technologies, Inc.

                                    ("Buyer")

                                 August 24, 2001

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                                TABLE OF CONTENTS

                                                                          Page
                                                                          ----

         ARTICLE I   ASSET PURCHASE..........................................2

            1.1      Purchase and Sale of Assets; Assumption of Liabilities..2
            1.2      Purchase Price and Related Matters......................7
            1.2A     Pre-Closing Actions.....................................9
            1.3      The Closing............................................10
            1.4      Assignment of Contracts and Rights.....................12
            1.5      Excluded Liabilities...................................16
            1.6      Additional Transferred Purchase Orders.................17

         ARTICLE II  REPRESENTATIONS AND WARRANTIES OF SELLER...............18

            2.1      Organization, Qualification and Corporate Power........18
            2.2      Affiliates of Seller...................................19
            2.3      Title to Property......................................19
            2.4      Authority..............................................20
            2.5      Noncontravention.......................................21
            2.6      Owned and Leased Real Property.........................22
            2.7      Intellectual Property..................................22
            2.8      Contracts..............................................24
            2.9      Warranties and Claims..................................25
            2.10     Litigation.............................................25
            2.11     Labor Matters..........................................26
            2.12     Employee Benefits......................................26
            2.13     Legal Compliance.......................................28
            2.14     Brokers' Fees..........................................28
            2.15     No Other Agreements to Sell the Acquired Assets........28
            2.16     Investment.............................................29
            2.17     Financial Information..................................29
            2.18     Permits................................................30
            2.19     Transactions with Interested Persons...................30
            2.20     Customers..............................................30
            2.21     No Implied Warranties..................................30

         ARTICLE III  REPRESENTATIONS AND WARRANTIES OF BUYER...............30

            3.1      Organization...........................................31
            3.2      Authorization of Transaction...........................31
            3.3      Noncontravention.......................................32
            3.4      Broker's Fees..........................................33
            3.5      Litigation.............................................33
            3.6      Financing..............................................33
            3.7      Employee Benefit Plans.................................34
            3.8      Offer of Employment....................................34

                                       i

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         ARTICLE IV  INDEMNIFICATION........................................35

            4.1      Indemnification by Seller..............................35
            4.2      Indemnification by Buyer...............................36
            4.3      Claims for Indemnification.............................36
            4.4      Survival...............................................39
            4.5      Limitations............................................39
            4.6      Treatment of Indemnification Payments..................42

         ARTICLE V  FURTHER AGREEMENTS......................................42

            5.1      Warranties on Products.................................42
            5.2      Access to Information; Record Retention; Cooperation...42
            5.3      Covenant Not to Compete................................46
            5.4      Nondisclosure..........................................47
            5.5      Disclosure Generally...................................48
            5.6      Certain Employee Matters...............................48
            5.7      Taxes..................................................51
            5.8      Deletion of Non-Transferred Software...................52
            5.9      Further Assurances.....................................52
            5.10     Additional Purchases, Sales and Services...............52
            5.11     Transfer of Inventory..................................53
            5.12     Risk of Loss...........................................53
            5.13     Post Closing Orders....................................54

         ARTICLE VI  MISCELLANEOUS..........................................55

            6.1      Press Releases and Announcements.......................55
            6.2      No Third Party Beneficiaries...........................55
            6.3      Action to be Taken by Affiliates.......................56
            6.4      Entire Agreement.......................................56
            6.5      Succession and Assignment..............................56
            6.6      Counterparts...........................................56
            6.7      Headings...............................................56
            6.8      Notices................................................57
            6.9      Governing Law..........................................58
            6.10     Amendments and Waivers.................................58
            6.11     Severability...........................................58
            6.12     Expenses...............................................59
            6.13     Specific Performance...................................59
            6.14     Submission to Jurisdiction.............................59
            6.15     Bulk Transfer Laws.....................................60
            6.16     Construction...........................................60
            6.17     Incorporation of Exhibits and Schedules................61
            6.18     Facsimile Signature....................................61

                                       ii

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     Disclosure Schedule

     Exhibits:

     Exhibit A  - Form of IP Agreement
     Exhibit B  - Form of Trademark License Agreement
     Exhibit C  - Form of Bill of Sale
     Exhibit D  - Form of Trademark Assignment Agreement
     Exhibit E  - Form of Assumption Agreement
     Exhibit F1 - Form of Promissory Note (Q&CW Inventory)
     Exhibit F2 - Form of Promissory Note (Inventory)
     Exhibit F3 - Form of Promissory Note (Referral Fees and Fixed Assets) Exhibit G1 - Form of Security Agreement (Q&CW Inventory)
     Exhibit G2 - Form of Security Agreement (Inventory)
     Exhibit G3 - Form of Security Agreement (Referral Fees and Fixed Assets) Exhibit H - Form of Transition Services Agreement
     Exhibit I  - Form of Loaned Employee Agreement
     Exhibit J  - Form of Supply Agreement
     Exhibit K  - Form of Subcontracting Agreement
     Exhibit L  - Form of Interoperability Agreement
     Exhibit M  - Form of Equipment Lease Agreement
     Exhibit N  - Form of Real Estate Sublease

                                      iii

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                             TABLE OF DEFINED TERMS

         DEFINED TERM                                    SECTION
         ------------                                    -------

         1060 Forms                                      1.2(e)
         AccessNode Known Product Deficiencies Program   1.5
         Accredited Investor                             2.16
         Acquired Assets                                 1.1(a)
         Additional Taxes                                1.4(d)
         Additional Transferred Purchase Orders          1.6
         Affiliates                                      6.3
         Agreed Amount                                   4.3(b)
         Agreement                                       Preliminary Statement
         Ancillary Agreements                            1.3(b)(viii)(I)
         Arbitrator                                      1.2(d)
         Asset Allocation Schedule                       1.2(b)
         Assumed Liabilities                             1.1(d)(viii)
         Assumed Liability Claims                        4.2(d)
         Assumption Agreement                            1.1(d)
         Business Day                                    1.4(d)
         Buyer                                           Preliminary Statement
         Buyer Assumed Purchase Orders                   1.1(a)(iii)(C)
         Buyer Employee Plan                             3.7
         Buyer Employment Claims                         5.6(b)
         Buyer Fraud Claims                              4.1(e)
         Buyer General Claims                            4.1(a)
         Buyer Indemnified Parties                       4.1
         Buyer Material Adverse Effect                   3.3(d)
         Buyer Organizational Claims                     4.1(c)
         Claim Notice                                    4.3(b)
         Claimed Amount                                  4.3(b)
         Closing                                         1.3(a)
         Closing Date                                    1.3(a)
         COBRA                                           5.6(a)(i)
         Code                                            1.2(b)
         Competitive Business                            5.3
         Contracts                                       1.1(a)(iii)
         Corporate Desktop Software                      2.7(d)(iv)
         Customers                                       1.1(a)(v)
         Damages                                         4.1
         Deferred Asset                                  1.4(a)
         Deferred Transfer                               1.4(c)
         Deficiency Notice                               5.11
         Desktop Software                                2.7(d)(iv)
         Disclosure Schedule                             Article II
         Dispute Notice                                  1.2(c)

                                       iv

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         DEFINED TERM                                    SECTION
         ------------                                    -------

         ECMs                                            5.4
         Effective Time                                  1.3(a)
         Employee Information                            1.1(a)(vii)
         Equipment                                       1.1(a)(ii)
         Excluded Liabilities                            1.5
         Excluded Liability Claims                       4.1(b)
         Financing Documents                             1.3(b)(v)
         Financing Statements                            1.3(b)(iv)
         Governmental Entity                             2.5(b)
         Hire Date                                       5.6(a)(iii)
         Indemnified Party                               4.3(a)
         Indemnifying Party                              4.3(a)
         Information                                     5.2(a)
         Inventory                                       1.1(a)(i)
         Inventory Delivery Record                       5.11
         Intellectual Property                           2.7(d)(i)
         IP Agreement                                    Introduction
         Leave Employee                                  5.6(d)
         Loaned Employee                                 5.6(e)
         Loaned Employee Agreement                       1.3(b)(viii)(D)
         Noncompetition Party                            5.3
         Non-Purchase Money Security Agreement           1.3(b)(iv)
         Non-Transferable Third Party Software Licenses  2.7(d)(ii)
         Nortel Networks Companies                       5.3
         Ordinary Course of Business                     2.3(c)
         Parent                                          1.1(a)
         Parties                                         Preliminary Statement
         Permits                                         2.18
         Permitted Liens                                 2.3(c)
         Post-Closing Claims                             4.2(b)
         Post-Closing Purchase Orders                    1.1(a)(iii)(C)
         Product Employee                                2.12(c)
         Product Financial Information                   2.17
         Product Material Adverse Effect                 2.1
         Products                                        Introduction
         Promissory Notes                                1.2(a)(ii)
         Purchase Money Financing Statements             1.2A
         Purchase Money Security Agreements              1.2A
         Purchase Price                                  1.2(a)
         Purchase Price Adjustment                       1.6
         Q&CW Purchase Orders                            1.1(a)(iii)(C)
         Raleigh Facilities                              1.1(a)(i)
         Repair Inventory                                1.1(a)(i)
         Securities Act                                  2.16

                                       v

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         DEFINED TERM                                    SECTION
         ------------                                    -------

         Security Agreement                              1.3(b)(iv)
         Security Interest                               2.3(c)
         Seller                                          Preliminary Statement
         Seller Employee Plan                            2.12(a)
         Seller Employment Claims                        5.6(a)
         Seller Fraud Claims                             4.2(f)
         Seller General Claims                           4.2(a)
         Seller Indemnified Parties                      4.2
         Seller Organizational Claims                    4.2(e)
         Seller Retained Purchase Orders                 1.1(b)(ii)
         Seller's knowledge                              5.5
         Tangible Personal Property                      1.1(a)(ii)
         Trademark Agreement                             Introduction
         Transferable Third Party Software Licenses      2.7(d)(iii)
         Transferred Employees                           3.8
         Transferred Purchase Orders                     1.1(a)(iii)(C)
         WARN                                            5.6(a)(i)
         Warranty and Repair Obligations                 1.1(d)(iv)

                                       vi

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                           PURCHASE AND SALE AGREEMENT

     This PURCHASE AND SALE AGREEMENT ("Agreement") is entered into as of August 24, 2001 between Nortel Networks Inc., a Delaware corporation ("Seller"), and Zhone Technologies, Inc., a Delaware corporation ("Buyer"). Seller and Buyer are referred to together herein as the "Parties."

                                  INTRODUCTION

     WHEREAS, Seller is engaged in the business of manufacturing, selling and supporting copper digital loop carriers, consisting of its AccessNode ABM shelf, AccessNode CDS shelf, AccessNode Express, Universal Edge 9000 DLC access shelf and Universal Edge 9000 Remote access shelf product lines (the "Products");

     WHEREAS, Buyer desires to purchase from Seller, and Seller desires to sell to Buyer, certain assets of Seller relating to the manufacture, sale and support of the Products subject to the assumption of related liabilities upon the terms and subject to the conditions set forth herein; and

     WHEREAS, Buyer desires to license from Seller, and Seller desires to license to Buyer, certain of the intellectual property related to the Products on the terms and conditions set forth in that certain Intellectual Property Agreement in the form attached hereto as Exhibit A (the "IP Agreement") and that certain Trademark License Agreement in the form attached hereto as Exhibit B (the "Trademark Agreement").

     NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements contained in this Agreement and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

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                                    ARTICLE I

                                 ASSET PURCHASE

     1.1  Purchase and Sale of Assets; Assumption of Liabilities.

          (a) Transfer of Assets. On the basis of the representations, warranties, covenants and agreements set forth in this Agreement, as of the Effective Time, Seller shall sell, convey, assign, transfer and deliver (or, with respect to clause (iv) below, cause Nortel Networks Limited ("Parent") to sell, convey, assign, transfer and deliver) to Buyer, and Buyer shall purchase and acquire from Seller (or Parent, as the case may be), all of its right, title and interest in and to certain of the assets, rights, contracts and business of Seller (or Parent, as the case may be) at the Closing Date which are utilized in the manufacture, sale and support of the Products, as set forth below (the "Acquired Assets"), free and clear of all Security Interests:

               (i) The inventory of finished goods and semi-finished goods (requiring final testing) relating to the Products on hand in Raleigh, North Carolina (the "Raleigh Facilities"), in transit or in the distribution system of Seller on the Closing Date, all as set forth on Schedule 1.1(a)(i)(A) (the "Inventory"), together with spare parts and repair inventory related to the Products, as such spare parts and repair inventory are set forth on Schedule 1.1(a)(i)(B) (the "Repair Inventory");

               (ii) (A) The test and lab equipment, machinery and tools, all as set forth on Schedule 1.1(a)(ii)(A), and (B) the other tangible personal property pertaining to the manufacture, sale and support of the Products, all as set forth on Schedule 1.1(a)(ii)(B) (the items set forth in subclause (A) and subclause (B) above, collectively, the "Equipment," and together with the Inventory, the "Tangible Personal Property"), and all representations, warranties and 2

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guarantees, if any, express or implied, existing for the benefit of Seller in connection with the Equipment to the extent transferable;

               (iii) The following contracts, or portions thereof relating to the Products (collectively, the "Contracts"):

                       (A) agreements with customers for the purchase of the Products, all as set forth on Schedule 1.1(a) (iii)(A);

                       (B) leases and other agreements related to the Products, including Transferable Third Party Software Licenses and licenses for Desktop Software, all as set forth on Schedule 1.1(a)(iii)(B); and

                       (C) those certain purchase orders for the sale of Products (1) received by Seller on or prior to the Closing Date, all as set forth on Schedule 1.1(a)(iii)(C) (the "Transferred Purchase Orders"), which include Seller's purchase orders from Qwest Communications Corporation and Cable and Wireless Barbados (the "Q&CW Purchase Orders"), and (2) received by Seller or Buyer after the Closing Date pursuant to contractual obligations of Seller existing as of the Closing Date, but excluding any purchase orders pursuant to the agreements listed on Schedule 1.1(a)(iii)(A) and any purchase orders for the sale of inventory held by Seller in excess of the inventory sold to Buyer hereunder (the "Post-Closing Purchase Orders", and together with the Transferred Purchase Orders, the "Buyer Assumed Purchase Orders");

               (iv) All trademarks, trademark registrations and trade names which are specific to the Products (together with the goodwill associated therewith), all as set forth on Schedule 1.1(a)(iv);

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               (v)     All customer information with respect to the Products,
including information relating to sales, installed base, equipment shipped, products under warranties, duration of warranties and point of sale information to the extent such information is in existence on the Closing Date, for the customers listed on Schedule 1.1(a)(v) (the "Customers");

               (vi) All training materials, vendor lists, catalogs, research material, quality control data, product history information, product plans and roadmaps, configuration guides, and sales and marketing material which are specific to the Products, including the web-based training module, and with respect to items listed in this clause (vi) above that relate both to products of Seller that are not being conveyed hereunder as well as to the Products, copies of such items as they relate to the Products; and

               (vii) The Employee data related to Transferred Employees, all as set forth in Section 2.12(c) of the Disclosure Schedule (the "Employee Information").

          (b) Excluded Assets. It is expressly understood and agreed that the Acquired Assets shall not include Seller's right, title and interest in and to the following:

               (i) All Product inventory of raw material and work in process;

               (ii) Those certain purchase orders booked by Seller on or prior to the Closing Date which are deliverable to customers on a commercially reasonable basis on or prior to September 30, 2001, all of which are set forth on Schedule 1.1(b)(ii) (the "Seller Retained Purchase Orders") and all Product inventory of finished goods and semi-finished goods (requiring final testing) relating to the Products on hand at the Raleigh Facilities, in transit or in the distribution system of Seller on the Closing Date required to satisfy the Seller Retained

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Purchase Orders (it being understood by the Parties that the Seller Retained
Purchase Orders shall exclude the Q&CW Purchase Orders);

               (iii) All Product inventory of finished goods and semi-finished goods (requiring final testing) specific to the AccessNode Express product line;

               (iv) All other products of Seller, including the Universal Edge 9000i access shelf and Universal Edge 9000 DMS access shelf product lines;

               (v) (A) The contractual rights in those certain Contracts listed on Schedule 1.1(b)(v) related to Seller's business that are not specific to the manufacture or sale of the Products and (B) all other assets relating to the manufacture, sale or support of the Products other than those specifically identified in Section 1.1(a) above, including without limitation the accounts receivable and other receivables of Seller (whether or not billed) relating to the Products; and

               (vi) The employee data, including records, pertaining to Transferred Employees, except for the Employee Information.

     (c) Instruments of Conveyance and Transfer. On the Closing Date, Seller shall deliver or cause to be delivered to Buyer:

               (i) A Bill of Sale in substantially the form attached hereto as Exhibit C;

               (ii) A Trademark Assignment Agreement in substantially the form attached hereto as Exhibit D; and

               (iii) Such other deeds, bills of sale, endorsements, consents, assignments and other good and sufficient instruments of conveyance and assignment as the

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Parties and their respective counsel shall deem necessary or appropriate or as may be required by the jurisdiction of organization of Seller or Buyer to vest in Buyer all right, title and interest of Seller, subject to Section 1.4, in and to the Acquired Assets.

          (d) Assumed Liabilities. On the Closing Date, Buyer shall deliver to Seller an undertaking (the "Assumption Agreement"), in the form attached hereto as Exhibit E, pursuant to which Buyer, on and as of the Closing Date, shall assume and agree to pay, perform and discharge when due, upon the terms and subject to the conditions of this Agreement, the following liabilities and obligations:

               (i) All liabilities and obligations of Seller under the Contracts other than liabilities and obligations arising from a breach, default or violation of a Contract (other than breaches of warranty) by Seller;

               (ii) All liabilities and obligations (A) in respect of any Acquired Asset arising or incurred by Buyer on and after the Closing Date, and
(B) in respect of Products sold or to be sold pursuant to Buyer Assumed Purchase Orders;

               (iii) All liabilities and obligations of Seller which arise on account of Buyer's use of the Acquired Assets and/or the manufacture, sale or support of any Products manufactured and/or sold and/or supported by Buyer on and after the Closing Date;

               (iv) All liabilities and obligations of Seller to provide Customers with (A) software and hardware warranty or maintenance services (both during the warranty period and after the warranty period) for Products manufactured and sold to Customers, (B) repair and replacement services, (C) technical support and (D) software support, including software upgrades, excluding liabilities and obligations for (1) Seller's service and support plans, as listed

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on Schedule 1.5(a), and (2) Seller's AccessNode Known Product Deficiencies
Program, as described on Schedule 1.5(b) (all liabilities and obligations assumed pursuant to this clause (iv), as set forth on Schedule 1.1(d)(iv), the "Warranty and Repair Obligations");

               (v) All liabilities and obligations under the licenses for the Desktop Software;

               (vi) All liabilities and obligations in respect of employee relations and benefits expressly assumed by Buyer pursuant to Section 5.6;

               (vii) All training liabilities and obligations related to the Products, all as set forth on Schedule 1.1(d)(vii); and

               (viii) All other liabilities and obligations listed on Schedule 1.1(d)(viii). The liabilities and obligations assumed by Buyer in accordance with this Section 1.1(d) are sometimes hereinafter referred to as the "Assumed Liabilities."

     1.2  Purchase Price and Related Matters.

          (a) Purchase Price. Subject to adjustment as provided in Section 1.6, the purchase price to be paid by Buyer for the Acquired Assets shall be THIRTY-NINE MILLION ONE HUNDRED FORTY-THREE THOUSAND FOUR HUNDRED THIRTY-SIX DOLLARS ($39,143,436) (the "Purchase Price"), which shall be payable as follows:

               (i) Buyer shall pay Seller at the Closing by wire transfer or other delivery of immediately available funds an amount equal to FIVE MILLION DOLLARS ($5,000,000.00); and

               (ii) Buyer shall deliver to Seller three (3) Secured Promissory Notes in the forms attached hereto as Exhibits F1, F2 and F3 (the "Promissory Notes") in an aggregate

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amount equal to THIRTY-FOUR MILLION ONE HUNDRED FORTY-THREE THOUSAND FOUR
HUNDRED THIRTY-SIX DOLLARS ($34,143,436). For the avoidance of doubt, the Parties intend that the dollar amount of the Promissory Notes in the aggregate shall equal the sum of (A) 100% of Seller's standard cost for the Inventory used to fulfill the Q&CW Purchase Orders (as reflected in Exhibit F1), (B) 75% of Seller's standard cost for the Inventory (as reflected in Exhibit F2, which excludes such Inventory used to fulfill the Q&CW Purchase Orders) and (C) referral fees of 4% of the aggregate invoice price of the Transferred Purchase Orders, excluding the Q&CW Purchase Orders, plus $1,030,880 (as reflected in Exhibit F3).

          (b) Allocation. As soon as practicable following the Closing Date, Buyer shall deliver to Seller an allocation schedule (the "Asset Allocation Schedule") allocating the portion of the Purchase Price and the Assumed Liabilities attributable to the sale of Acquired Assets by Seller among the Acquired Assets of Seller as of the Closing Date. The Asset Allocation Schedule shall be prepared in accordance with the rules under Section 1060 of the Internal Revenue Code of 1986, as amended (the "Code"), and the Treasury Regulations promulgated thereunder. The Parties recognize that the Purchase Price and Assumed Liabilities do not include Buyer's acquisition expenses and that Buyer will allocate such expenses appropriately.

          (c) If Seller disagrees with the Asset Allocation Schedule, Seller shall give Buyer a written notice (a "Dispute Notice") explaining in reasonable detail the basis of such disagreement within thirty (30) Business Days (as defined below) after Seller's receipt of the Asset Allocation Schedule and such disagreement shall be resolved as provided below in this Section. If Seller agrees in writing with the Asset Allocation Schedule or if Seller does not

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timely give Buyer a Dispute Notice, the Asset Allocation Schedule shall be final, binding and conclusive on Seller.

          (d) Buyer and Seller shall use commercially reasonable efforts for a period of thirty (30) Business Days following a Dispute Notice to resolve any disagreement. If Buyer and Seller have been unable to resolve the disagreement by the end of such period, a mutually agreed upon expert (the "Arbitrator") shall be retained to make a determination on the matter in dispute. The determination of the Arbitrator shall be final, binding and conclusive on the Parties. The fees and expenses of the Arbitrator shall be borne equally by Buyer and Seller.

          (e) Seller and Buyer agree to act in accordance with the computations and allocations contained in the Asset Allocation Schedule in any relevant tax returns or filings (including any forms or reports required to be filed pursuant to Section 1060 of the Code, the Treasury Regulations promulgated thereunder or any provisions of local, state and foreign law ("1060 Forms")), and to cooperate in the preparation of any 1060 Forms and to file such 1060 Forms in the manner required by applicable law.

     1.2A Pre-Closing Actions. Prior to the Closing, Buyer shall deliver to Seller (i) a Security Agreement related to the security interest of Seller in the Inventory used to fulfill the Q&CW Purchase Orders, in the form attached hereto as Exhibit G1, (ii) a Security Agreement related to the security interest of Seller in the Inventory (excluding the Inventory used to fulfill the Q&CW Purchase Orders), in the form attached hereto as Exhibit G2 (collectively, the "Purchase Money Security Agreements"), and (iii) such UCC financing statements as may be required by Seller to perfect security interests granted to Seller pursuant to the Purchase Money

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Security Agreements, in such form as prepared by Seller (the "Purchase Money
Financing Statements").

     1.3  The Closing.

          (a) Time and Location. The closing of the transactions contemplated by this Agreement ("Closing") shall take place at the offices of Hale and Dorr LLP in Boston, Massachusetts, commencing at 10:00 a.m., local time, on August 24, 2001 (the "Closing Date"), and the Closing shall be deemed effective as of 12:01 a.m. on the Closing Date (the "Effective Time"), except (i) for the risk of loss related to the Acquired Assets, pursuant to Section 5.12 the Effective Time shall be deemed to be 5:00 p.m., local time, on the Closing Date, and (ii) for Buyer's employment of the Transferred Employees, pursuant to Section 5.6 the Effective Time shall be deemed to be 12:01 a.m. on August 25, 2001.

          (b)  Actions at the Closing. At the Closing:

               (i) Seller shall deliver to Buyer an executed Bill of Sale and Trademark Assignment Agreement and such other instruments of conveyance as Buyer may reasonably request in order to effect the sale, transfer, conveyance and assignment to Buyer of valid ownership of the Acquired Assets;

               (ii) Buyer shall deliver to Seller an executed Assumption Agreement and such other instruments as Seller may reasonably request in order to effect the assumption by Buyer of the Assumed Liabilities;

               (iii) Buyer shall pay to Seller by wire transfer or other delivery of immediately available funds the cash consideration set forth in
Section 1.2(a)(i) above;

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               (iv)    Buyer shall deliver to Seller a Security Agreement
related to the security interest of Seller in the Equipment in the form attached hereto as Exhibit G3 (the "Non-Purchase Money Security Agreement" and, together with the Purchase Money Security Agreements, the "Security Agreements") and such UCC financing statements as may be required by Seller to perfect security interests granted to Seller pursuant to the Non-Purchase Money Security Agreement, in such form as prepared by Seller (together with the Purchase Money Financing Statements, the "Financing Statements");

               (v) Buyer shall deliver to Seller the Promissory Notes (together with the Security Agreements and the Financing Statements, the "Financing Documents");

               (vi) Seller shall deliver to Buyer, or otherwise provide Buyer access to and control of, all of the Acquired Assets of a tangible nature;

               (vii) Buyer shall furnish to Seller, in proper form as presented by Seller, all resale, exempt use or other certificates as may be applicable to the transactions contemplated by this Agreement;

               (viii) Buyer and Seller shall enter (or Seller shall cause Parent to enter) into the following ancillary agreements:

                       (A)     IP Agreement;

                       (B)     Trademark Agreement;

                       (C) Transition Services Agreement in the form attached hereto as Exhibit H;

                       (D) Loaned Employee Agreement in the form attached hereto as Exhibit I ("Loaned Employee Agreement");

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                       (E)     Supply Agreement in the form attached hereto as
Exhibit J;

                       (F) Subcontracting Agreement in the form attached hereto as Exhibit K;

                       (G) Interoperability Agreement in the form attached hereto as Exhibit L;

                       (H) Equipment Lease Agreement in the form attached hereto as Exhibit M; and

                       (I) Real Estate Sublease in the form attached hereto as Exhibit N (the agreements set forth in this Section 1.3(b)(viii) are sometimes referred to herein as the "Ancillary Agreements");

               (ix) Buyer and Seller shall execute and deliver to each other a cross-receipt evidencing the purchase and sale of the Acquired Assets; and

               (x) Each of Seller and Buyer shall provide an officer's certificate to the other Party, certifying (A) that the attached certificate of incorporation of such Party is true and correct; (B) that the attached bylaws of such Party are true and correct; (C) that the attached resolutions of the board of directors of such Party authorizing the transactions contemplated by this Agreement are true and correct and have not been repealed, amended or modified, and (D) that the signature of the authorized officer set forth on such certificate is true and correct.

     1.4  Assignment of Contracts and Rights.

          (a) Anything in this Agreement to the contrary notwithstanding, this Agreement shall not constitute an agreement to assign or otherwise sell, convey or transfer any Acquired Asset, or to enter into any other agreement or arrangement with respect thereto, if an attempted assignment, sale, conveyance or transfer thereof, or entering into any such agreement or arrangement, without the consent of a third party, would constitute a breach of, or other contravention under, any agreement to which Seller is a party, be ineffective with respect to any third party or in any way materially adversely affect the rights of Seller or Buyer thereunder. With respect to any such Acquired Asset (the "Deferred Asset"), promptly after the date hereof, Seller shall use commercially reasonable efforts, with Buyer's reasonable assistance, to obtain the written consent of the other parties to any such Deferred Asset for the assignment thereof to Buyer, or written confirmation from such parties reasonably satisfactory in form and substance to Buyer confirming that such consent is not required; provided that neither Seller nor Buyer shall be required to make any payments or agree to any material undertakings in connection therewith.

          (b) If the consent or confirmation is not obtained with respect to any such Deferred Asset, as among the Parties, Buyer shall obtain, to the extent possible, through a mutually agreeable subcontracting or subleasing arrangement or otherwise, and subject to applicable laws and regulations and the terms of such Deferred Asset, the claims, rights and benefits of Seller and, to the extent possible, assume the obligations under such Deferred Asset in accordance with this Agreement, and Seller shall enforce at the request of and for the benefit of Buyer, at Buyer's sole expense and with Buyer assuming Seller's obligations, any and all claims, rights and benefits of Seller against any third party thereto arising from any such Deferred Asset (including the right to elect to terminate such Deferred Asset (as it may specifically relate to the Products) in accordance with the terms thereof upon the request of Buyer).

          (c) Until such time as either (i) Buyer has been provided with a mutually agreeable subcontracting or subleasing arrangement pursuant to clause
(b) above, or (ii) such Deferred Asset has been transferred to Buyer pursuant to
Section 1.4(f) below (a "Deferred Transfer"), each Deferred Asset shall be held for Buyer's benefit and the Acquired Assets constituting Deferred Assets shall be managed and operated by Seller for Buyer's benefit and account in the manner hereinafter provided from the Closing to the time of the respective Deferred Transfers, with all gains, income, losses, taxes or other items generated thereby to be for Buyer's account. Notwithstanding the provisions of Article IV, Seller shall not have any liability to Buyer arising out of the management or operation by Seller of any Acquired Asset constituting Deferred Assets, other than for gross negligence or willful misconduct.

          (d) Buyer shall reimburse Seller and shall hold Seller harmless from and against all liabilities incurred or asserted as a result of Seller's post-Closing direct or indirect ownership, management, operation or sale (other than to Buyer) of the Deferred Assets, including, without limitation, the amount of any additional taxes (the "Additional Taxes") incurred by Seller (whether currently or in the future) as a result of the direct or indirect ownership, management, operation or sale (other than to Buyer) of the Deferred Assets after the Closing Date. For purposes of this Section 1.4(d), the amount of Additional Taxes of Seller shall be computed as if Seller's sole activities were limited to the ownership, management, operation or sale (other than to Buyer) of the Deferred Assets. Such reimbursement shall be made by Buyer and received by Seller within fifteen (15) Business Days of Buyer's receipt of any bill, claim, invoice or other request for payment from Seller together with reasonable support therefor, provided that Buyer shall have the right to dispute, at Buyer's own expense, any non-income tax assessment or proposed assessment relating to the Deferred Assets pursuant to applicable law and, in such event, payment for the disputed amount (plus interest and penalties assessed as a result of such dispute) shall not be due prior to resolution of the dispute or, if sooner, at the time that Seller is required to pay the tax associated with the assessment or proposed assessment. In the event that Buyer disputes any non-income tax assessment pursuant hereto, Seller shall cooperate therewith in all reasonable respects; provided, however, that Buyer shall reimburse Seller for all reasonable expenses in connection therewith. In the event that Seller receives a refund of any taxes attributable to its ownership of the Deferred Assets which taxes were paid or borne by Buyer, Seller shall promptly submit such refund to Buyer. For purposes of this Agreement, "Business Day" shall mean any day other than a Saturday or Sunday or a day on which banking institutions located in New York, New York are permitted or required by law, executive order or governmental decree to remain closed.

          (e) From the Closing to the date of the Deferred Transfer or the sublicense or sublease pursuant to clause (b) above, Seller shall hold the Deferred Assets and hold or operate the Acquired Assets constituting the Deferred Assets only in the ordinary course substantially consistent with past practice; provided, however, that Seller shall not be required to finance the operations of the manufacture, sale or support of the Products, directly or indirectly. Subject to applicable law and regulations, Seller shall, in respect of any Deferred Assets, use all commercially reasonable efforts to follow and implement the reasonable written instructions and policies of Buyer relating to the holding of the Deferred Assets.

          (f) The bills of sale, endorsements, consents, assignments and other good and sufficient instruments of conveyance and assignment relating to the relevant Acquired Assets as are necessary under applicable law in order to transfer effectively such Deferred Assets, free and clear of all Security Interests (except for Security Interests which were created for Buyer's benefit during the period the Deferred Assets were being held for Buyer's benefit), will be delivered to Buyer on the date which is ten (10) Business Days after all approvals relating to any such Deferred Asset or the transfer thereof shall have been obtained or on such other date as the Parties hereto may mutually agree.

     1.5 Excluded Liabilities. Notwithstanding any other provision of this Agreement, except for the Assumed Liabilities specified in Section 1.1(d), Buyer shall not assume, or otherwise be responsible for, any liabilities or obligations of Seller, whether actual or contingent, matured or unmatured, liquidated or unliquidated, or known or unknown, whether arising out of occurrences prior to, at or after the date hereof, including without limitation,
(a) all liabilities and obligations arising from Seller's service and support plans, as listed on Schedule 1.5(a), (b) all liabilities and obligations arising from Seller's AccessNode Known Product Deficiencies Program, as described on
Schedule 1.5(b) (the "AccessNode Known Product Deficiencies Program"), (c) all federal, state, local and foreign taxes of any kind of Seller, including without limitation any such taxes relating to the manufacture, sale or support of the Products prior to the Closing (other than taxes relating to the Buyer Assumed Purchase Orders), (d) all liabilities and obligations arising from any breach, default or violation of any Contract by Seller prior to the Closing (other than breaches of warranty), (e) all liabilities and obligations arising from any violation or alleged violation by Seller of any federal, state, local or foreign environmental or public health and safety law of any kind, including without limitation any such violation or alleged violation relating to the manufacture, sale or support of the Products prior to the Closing,

(f) with respect to Products no longer within the warranty period, all liabilities and obligations arising from any claim of design or other defect with respect to any Product manufactured, sold or supported by Seller, (g) all liabilities and obligations arising from any injury to individuals or property as a result of the ownership, possession or use of any Product that was manufactured, sold or supported by Seller, and (h) except for the Contracts listed on Schedule 1.1(a)(iii)(A), all liabilities and obligations to return any Product that was manufactured, sold or supported by Seller (other than for warranty or maintenance work) (provided that, in the case of this clause (h), in the event Buyer agrees in its sole discretion to accept such a return, Seller shall not be responsible for any resulting liabilities or obligations) (collectively, "Excluded Liabilities"). For the avoidance of doubt, the Parties agree that, notwithstanding anything to the contrary in this Section 1.5, Buyer shall remain liable for all Assumed Liabilities, including without limitation the Warranty and Repair Obligations.

     1.6 Additional Transferred Purchase Orders. Within thirty (30) days after the Closing Date, Seller shall prepare and deliver to Buyer a revised Schedule 1.1(a)(iii)(C) to include any purchase orders for the sale of Products received by Seller on or prior to the Closing Date but not listed on Schedule 1.1(a)(iii)(C) up to a maximum aggregate invoice price of $250,000 (the "Additional Transferred Purchase Orders"). The Purchase Price shall be increased by an amount equal to 4% of the aggregate invoice price of the Additional Transferred Purchase Orders, not to exceed $10,000 (the "Purchase Price Adjustment"). The Purchase Price Adjustment shall be paid by Buyer to Seller by wire transfer or other delivery of available funds within sixty (60) days after the Closing Date.

                                   ARTICLE II

                    REPRESENTATIONS AND WARRANTIES OF SELLER

     Except as set forth in the disclosure schedule attached hereto (the "Disclosure Schedule"), Seller represents and warrants to Buyer as of the date hereof as follows:

     2.1 Organization, Qualification and Corporate Power. Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and is duly qualified to conduct business under the laws of each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its activities, in each case as they relate to the manufacture, sale or support of the Products, makes such qualification necessary, except for any such failures to be qualified that would not reasonably be expected to have a Product Material Adverse Effect. For purposes of this Agreement, "Product Material Adverse Effect" means any change, effect or circumstance that (a) would have the effect of materially impairing Seller's ability to manufacture, sell or support the Products, considered as a group, or
(b) materially impairs the ability of Seller to consummate the transactions contemplated by this Agreement or any event or condition that would, with the passage of time, constitute such a change, effect or circumstance; provided, however, that a Product Material Adverse Effect shall not include any adverse change, effect or circumstance (i) primarily arising out of or resulting primarily from actions expressly contemplated by the Parties in connection with this Agreement, including without limitation, the origination or modification of contract manufacturing relationships by any of the Parties with respect to the Products, or (ii) that is primarily attributable to the announcement or performance of this Agreement or the transactions contemplated by this Agreement.

     2.2 Affiliates of Seller. There are no subsidiaries or other Affiliates of Seller that own or otherwise have any contractual rights to any of the Acquired Assets, except with respect to the Intellectual Property, which rights are held by Parent.

     2.3  Title to Property.

          (a) Seller (and Parent, with respect to the trademarks and trademark registrations set forth in Section 1.1(a)(iv)) has and will transfer to Buyer good and valid title to, or a valid and binding leasehold interest in, the Acquired Assets, free and clear of any Security Interests. Upon consummation of the transactions contemplated by this Agreement, Buyer will acquire good and valid title to, or a valid and binding leasehold interest in, all of the Acquired Assets, free and clear of any Security Interests.

          (b) The Inventory is new and unused and has not been damaged. The Equipment is in good operating condition (normal wear and tear excepted) and to the knowledge of Seller has been maintained in accordance with customary industry practice. Seller is in material compliance with applicable laws and regulations relating to its construction, use and operation, other than where the failure to have complied would not reasonably be expected to have a Product Material Adverse Effect.

          (c) For purposes of this Agreement, "Security Interest" means any claim, mortgage, pledge, security interest, encumbrance, charge or other lien of any kind (whether arising by contract or by operation of law or otherwise), other than (i) mechanic's, materialmen's, landlord's and similar liens, (ii) liens arising under worker's compensation, unemployment insurance, social security, retirement and similar legislation, (iii) liens on goods in transit incurred pursuant to documentary letters of credit, in each case arising in the ordinary course of business consistent in all material respects with past custom and practice of the manufacture, sale and support of the Products ("Ordinary Course of Business"), (iv) liens for taxes not yet due and payable, (v) liens for taxes which are being contested in good faith and by appropriate proceedings, and (vi) liens arising solely by action of Buyer (such items set forth in clauses (i) through (vi) above, the "Permitted Liens"). Seller hereby agrees that Buyer's right to indemnification under Article IV shall apply to any Damages of Buyer arising out of or resulting from the Permitted Liens; provided that the limitations set forth in Sections 4.5(b)(ii) and 4.5(b)(iv) shall not apply to such Damages.

     2.4 Authority. Seller (or Parent, with respect to the IP Agreement and Trademark Agreement) has all requisite corporate power and authority to execute and deliver this Agreement and the Ancillary Agreements and to perform its obligations hereunder and thereunder. The execution and delivery of this Agreement and the Ancillary Agreements by Seller (or Parent, as the case may be) and the performance by Seller (or Parent, as the case may be) of its obligations hereunder and thereunder and the consummation by Seller (or Parent, as the case may be) of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action on the part of Seller (or Parent, as the case may be). This Agreement has been, and, when executed, each Ancillary Agreement will be, duly and validly executed and delivered by Seller (or Parent, as the case may be) and, assuming this Agreement and each Ancillary Agreement constitutes or will constitute, as the case may be, the valid and binding agreement of Buyer, such agreement constitutes or will constitute, as the case may be, a valid and binding obligation of Seller (or Parent, as the case may be), enforceable against Seller (or Parent, as the case may be) in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws relating to or affecting the rights of creditors generally and by equitable principles, including those limiting the availability of specific performance, injunctive relief and other equitable remedies and those providing for equitable defenses.

     2.5 Noncontravention. Neither the execution and delivery of this Agreement or the Ancillary Agreements by Seller (or Parent, as the case may be), nor the consummation by Seller (or Parent, as the case may be) of the transactions contemplated hereby or thereby, will:

          (a) Conflict with or violate any provision of the charter or bylaws of Seller (or Parent, as the case may be);

          (b) Require on the part of Seller (or Parent, as the case may be) any filing with, or any permit, authorization, consent or approval of, any foreign, federal, state or local court, arbitrational tribunal, administrative agency or commission or other governmental or regulatory authority or agency (a "Governmental Entity"), except for any filing, permit, authorization, consent or approval which if not obtained or made would not reasonably be expected to have a Product Material Adverse Effect;

          (c) Conflict with, result in a breach of, constitute (with or without due notice or lapse of time or both) a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify or cancel, or require any notice, consent or waiver under, any Contract, except for (i) those consents which have previously been obtained, (ii) those consents identified in
Section 2.5(c) of the Disclosure Schedule, or (iii) any conflict, breach, default, acceleration, right to accelerate, termination, modification, cancellation, notice, consent or waiver that would not reasonably be expected to have a Product Material Adverse Effect;

          (d) Result in the imposition of any Security Interest upon the Acquired Assets; or

          (e) Violate any order, writ, injunction, decree, statute, rule or regulation applicable to Seller (or Parent, as the case may be) or any of or its properties or assets, except for any violation that would not reasonably be expected to have a Product Material Adverse Effect.

     2.6 Owned and Leased Real Property. The Acquired Assets do not include any real property or any leased or subleased real property.

     2.7  Intellectual Property.

          (a) Except for the agreements listed in Section 2.7(a) of the Disclosure Schedule and the Non-Transferable Third Party Software Licenses, the Transferable Third Party Software Licenses, the Supply Agreement and the IP Agreement, to Seller's knowledge there are no other agreements or obligations relating to the Intellectual Property utilized in the Products that are material to the Products taken as a whole.

          (b) To Seller's knowledge, except as set forth in Section 2.7(b) of the Disclosure Schedule, no written notice of claims has been received by Seller during the past two (2) years that the manufacture or support of the Products has infringed any patent, trademark, trade name, service mark or copyright of any third party.

          (c) To Seller's knowledge, Seller has performed the obligations required to be performed by it under the terms of any agreement pursuant to which Seller has rights in any Intellectual Property used in the manufacture, sale or support of the Products, except for any failure to perform that is not reasonably likely to result in a Product Material Adverse Effect, and neither Seller nor, to Seller's knowledge, any third party is in default under any such agreement, except for any default that is not reasonably likely to result in a Product Material Adverse Effect.

          (d)  For purposes of this Agreement:

               (i) "Intellectual Property" means all intellectual property in any jurisdiction, including: (A) all trademarks, service marks, brand names, certification marks, trade dress, assumed names, business names, trade names and other indications of origin; (B) patents and patent rights; (C) trade secrets and other confidential or non-public business information, including ideas, formulas, compositions, inventor's notes, discoveries and improvements, know-how, manufacturing and production processes and techniques, and research and development information (whether or not patentable), invention disclosures, unpatented blue prints, drawings, specifications, designs, plans, proposals and technical data, business and marketing plans, and customer lists and information; (D) writings and other copyrightable works of authorship, including computer programs, databases and documentation therefor, and all copyrights to any of the foregoing; (E) integrated circuit topographies and mask works; (F) moral rights; (G) features of shape, configuration, pattern or ornament and design registrations or patents; and (H) registrations of, and applications to register, any of the foregoing with any Governmental Entity and any renewals or extensions thereof;

               (ii) "Non-Transferable Third Party Software Licenses" means Seller's rights and obligations under software license agreements with third parties covering software which is (A) used by Seller in the design, development, manufacture, testing or sale of the Products as well as elsewhere in the business of Seller, (B) not assignable by Seller under the terms of the software license agreement or (C) listed under the heading "Non-Transferable Third Party Software Licenses" in Section 2.7(a) to the Disclosure Schedule;

               (iii) "Transferable Third Party Software Licenses" means Seller's rights and obligations under software license agreements with third parties covering software which is (A) used exclusively by Seller in the design, development, manufacture, testing or sale of the Products, (B) assignable by Seller to Buyer and (C) listed under the heading "Transferable Third Party Software Licenses" in Section 2.7(a) to the Disclosure Schedule; and

               (iv) "Desktop Software" means (A) software licensed to Seller under a transferable corporate license which, as of the Closing Date, is installed on personal computers constituting part of the Equipment and which are listed or described in Section 2.7(d)(iv) of the Disclosure Schedule ("Corporate Desktop Software"), and (B) software licensed to Seller under a transferable, shrink-wrap or click-wrap license agreement for use on a single computer that is, as of the Closing Date, installed on personal computers constituting part of the Equipment and which is listed or described in Section 2.7(d)(iv) of the Disclosure Schedule.

     2.8  Contracts.

          (a) Seller has made available to Buyer (i) a summary (which is true and correct in all material respects) of each written contract relating solely to Buyer's assumption of the applicable Assumed Liabilities and (ii) a true and correct copy of each written Contract, except that contractual terms and provisions relating to other products manufactured, sold or supported by Seller and not relating to the Products have not been summarized or provided (as the case may be).

          (b) Each Contract is a legal, valid, binding and enforceable obligation of Seller and, to Seller's knowledge, of each other party thereto (except as the foregoing may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws relating to or affecting the rights of creditors generally and by equitable principles, including those limiting the availability of specific performance, injunctive relief, and other equitable remedies and those providing for equitable defenses), and there exist no defaults of Seller, or, to Seller's knowledge, any other party thereto, except for any such failures to be legal, valid, binding and enforceable or defaults that would not reasonably be expected to have a Product Material Adverse Effect. As of the date of this Agreement, Seller has not received written notice that any party to a Contract intends to terminate the Contract to which it is a party.

     2.9 Warranties and Claims. Other than as set forth in the standard form of warranties, or the extensions made to such warranties, set forth in Section 2.9(a) of the Disclosure Schedule, Seller has not made any written or other binding warranty or representation with respect to any of the Products. Section 2.9(b) of the Disclosure Schedule sets forth the open and closed customer call reports relating to the Products as of August 22, 2001. Other than as set forth in Section 2.9(b) of the Disclosure Schedule, from January 1, 2000 through August 22, 2001, Seller, to its knowledge, has not received written notice of any warranty claim relating to the manufacture, sale or support of the Products that is reasonably likely to have a Product Material Adverse Effect.

     2.10 Litigation. Except as set forth in Section 2.10 of the Disclosure Schedule, there is no (a) judgment, order, decree, stipulation or injunction binding upon Seller or its property or business and relating to the Acquired Assets, or (b) claim, complaint, action, suit, proceeding, hearing or investigation relating to the Acquired Assets of or in any Governmental Entity or before any arbitrator to which Seller is a party or, to Seller's knowledge, which has been threatened in writing against Seller that, in the case of either clause (a) or (b), is reasonably likely to have a Product Material Adverse Effect.

     2.11 Labor Matters. Seller is not a party to or bound by any collective bargaining agreement relating to the manufacture, sale or support of the Products, nor has Seller experienced, since January 1, 2000, nor are there threatened, to Seller's knowledge, any material strikes, grievances, claims of unfair labor practices, claims under any employee dispute resolution procedure or other collective bargaining disputes relating to the manufacture, sale or support of the Products. Seller has no knowledge of any organizational effort being made or threatened since January 1, 2000 by or on behalf of any labor union with respect to Transferred Employees. Seller is in compliance with applicable laws and regulations respecting labor, employment, fair employment practices, work place safety and health, terms and conditions of employment and wages and hours with respect to Transferred Employees, except for any failure to so comply that would not reasonably be expected to have a Product Material Adverse Effect, and there are no pending claims, suits or proceedings against Seller under such applicable laws and regulations with respect to Transferred Employees, except for such claims, suits or proceedings that would not reasonably be expected to have a Product Material Adverse Effect.

     2.12 Employee Benefits.

          (a) Section 2.12(a) of the Disclosure Schedule contains a complete and accurate list of all Seller Employee Plans. For purposes of this Agreement, "Seller Employee Plan" means any pension plan, supplemental pension plan, profit sharing plan, savings plan, retirement savings plan, bonus plan, incentive compensation plan, deferred compensation plan, stock purchase plan, stock option plan, vacation plan, leave of absence plan, employee assistance plan, automobile leasing/subsidy/allowance plan, financial counseling plan, redundancy or severance plan, relocation plan, family support plan, retirement plan, medical, health, hospitalization or life insurance plan, disability plan, sick leave plan, death benefit plan, or any similar employee benefit or compensation plan, program, agreement, arrangement or policy, which is maintained, or contributed to, by Seller or any of its Affiliates for the benefit of the Transferred Employees. Seller has provided Buyer with a true and complete copy of the plan document or summary plan description of each Seller Employee Plan or, if such plan document or summary plan description does not exist, an accurate written summary of such Seller Employee Plan. No promises or commitments have been made by Seller to amend or terminate any Seller Employee Plan, to increase or decrease the compensation or benefits thereunder or to establish any new Seller Employee Plan, except as required by applicable law or regulation or as disclosed in the applicable plan document, summary plan description or written summary. Each Seller Employee Plan has been administered in accordance with its terms and Seller has met its obligations with respect to such Seller Employee Plan, except for any failure to so administer or so meet its obligations that would not reasonably be expected to have a Product Material Adverse Effect. Seller and the Seller Employee Plans are in compliance with currently applicable laws and regulations, except for any failure to so comply that would not reasonably be expected to have a Product Material Adverse Effect.

          (b) There are no claims (except claims for benefits payable in the normal operation of the Seller Employee Plans), suits or proceedings against or involving any Seller

Employee Plan or asserting any rights or claims to benefits under any Seller Employee Plan, or, to Seller's knowledge, investigations by any Governmental Entity involving any Seller Employee Plan, except for any such claims, suits, proceedings or investigations that would not reasonably be expected to have a Product Material Adverse Effect.

          (c) Section 2.12(c) to the Disclosure Schedule contains a complete and accurate list of certain employees of Seller that are employed in the manufacture, sale or support of the Products ("Product Employees") and sets forth with respect to each employee: (i) name, (ii) home address, (iii) position, (iv) base salary or hourly rate of pay, as applicable, (v) work location, (vi) service date and (vii) visa status (if any) and (viii) leave status (if any).

     2.13 Legal Compliance. Seller is in compliance with all applicable laws (including rules and regulations thereunder) of any federal, state, local or foreign government, or any Governmental Entity, currently in effect with respect to the manufacture, sale or support of the Products, except where the failure to comply therewith would not reasonably be expected to have a Product Material Adverse Effect. Seller has not received written notice of any pending action, suit, proceeding, hearing, investigation, claim, demand or notice relating to the manufacture, sale or support of the Products alleging any failure to so comply, other than those not reasonably expected to have a Product Material Adverse Effect.

     2.14 Brokers' Fees. Seller has no liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement.

     2.15 No Other Agreements to Sell the Acquired Assets. None of Seller, its Affiliates or any of its officers or directors has any commitment or legal obligation, absolute or contingent, to any other person or entity other than Buyer to sell, assign, transfer or effect a sale of any of the Acquired Assets(other than in the Ordinary Course of Business or as contemplated by this Agreement).

     2.16 Investment. Seller (a) understands that the Promissory Notes have not been, and will not be, registered under the Securities Act of 1933, as amended (the "Securities Act"), or under any state securities laws, and are being offered and sold in reliance upon federal and state exemptions for transactions not involving any public offering, (b) is acquiring the Promissory Notes for investment purposes, and not with a view to the distribution thereof, (c) is a sophisticated investor with knowledge and experience in business and financial matters, (d) has received certain information concerning Buyer and has had the opportunity to obtain additional information as desired in order to evaluate the merits and risks inherent in holding the Promissory Notes, (e) is able to bear the economic risk and lack of liquidity inherent in holding the Promissory Notes, and (f) is an "Accredited Investor" within the meaning of Rule 501(a) of Regulation D under the Securities Act.

     2.17 Financial Information. Seller has delivered to Buyer historical revenue and direct expense (excluding the allocation of certain administrative and other overhead expenses of Seller) information relating to the manufacture, sale and support of the Products for the 12-month period ended December 31, 2000 (the "Product Financial Information"). The Product Financial Information has been prepared by Seller in good faith and presents fairly, in all material respects, the information provided. The Product Financial Information was not prepared in accordance with United States generally accepted accounting principles.

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

     2.18 Permits. Seller has, and is operating in compliance with, all licenses, franchises, permits and similar authorizations (collectively, "Permits") required by law to be obtained by Seller to sell and support the Products and to operate its facility located at 5555 Windward Parkway, Alpharetta, Georgia, other than where the failure to have such permit or operate in compliance therewith would not reasonably be expected to have a Product Material Adverse Effect. Section 2.18 of the Disclosure Schedule lists all such Permits. Prior to the Effective Time, all Products were manufactured by third party contract manufacturers.

     2.19 Transactions with Interested Persons. Except with respect to the Nortel Networks Companies and Arris Group, Inc., Seller does not own, either directly or indirectly, any material equity interest (which for the purpose of this Section shall mean 20% of the outstanding voting securities) in any Customer, or any organization which has an agreement with Seller relating to the manufacture, sale or support of the Products.

     2.20 Customers. Schedule 1.1(a)(v) lists all current and, to Seller's knowledge, all former customers of the Products.

     2.21 No Implied Warranties. The Parties hereto acknowledge and agree that no representation, warranty, covenant or agreement has been made or relied upon by any Party hereto other than those expressly set forth in this Agreement or the Ancillary Agreements. Seller specifically disclaims any and all implied warranties, including without limitation any implied warranty of merchantability or fitness for a particular purpose.

                                  ARTICLE III

                     REPRESENTATIONS AND WARRANTIES OF BUYER

     Buyer represents and warrants to Seller as of the date hereof as follows:

     3.1 Organization. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation.

     3.2 Authorization of Transaction. Buyer has all requisite corporate power and authority to execute and deliver this Agreement, the Ancillary Agreements and the Financing Documents to which it is a party, and to perform its obligations hereunder and thereunder. The execution and delivery by Buyer of this Agreement, the Ancillary Agreements and the Financing Documents to which it is a party, and the performance by Buyer of this Agreement, the Ancillary Agreements and the Financing Documents to which it is a party, and its obligations hereunder and thereunder and the consummation by Buyer of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action on the part of Buyer. This Agreement has been, and, when executed, each Ancillary Agreement and Financing Document to which it is a party will be, duly and validly executed and delivered by Buyer and, assuming this Agreement, and each Ancillary Agreement constitutes or will constitute, as the case may be, the valid and binding obligation of Seller (or Parent, as the case may be), such agreement constitutes or will constitute, as the case may be, a valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or other similar laws relating to or affecting the rights of creditors generally and by equitable principles, including those limiting the availability of specific performance, injunctive relief and other equitable remedies and those providing for equitable defenses.

     3.3 Noncontravention.Neither the execution and delivery by Buyer of this Agreement or the Ancillary Agreements or the Financing Documents to which it is a party, nor the consummation by Buyer of the transactions contemplated hereby or thereby, will:

          (a) Conflict with or violate any provision of the charter or bylaws of Buyer;

          (b) Require on the part of Buyer any filing with, or permit, authorization, consent or approval of, any Governmental Entity, other than any filing, permit, authorization, consent or approval which if not obtained or made would not reasonably be expected to have a Buyer Material Adverse Effect;

          (c) Conflict with, result in a breach of, constitute (with or without due notice or lapse of time or both) a default under, result in the acceleration of, create in any party any right to accelerate, terminate, modify or cancel, or require any notice, consent or waiver under, any contract, lease, sublease, license, sublicense, franchise, permit, indenture, agreement or mortgage for borrowed money, instrument of indebtedness, Security Interest or other arrangement to which Buyer is a party or by which Buyer is bound or to which any of its assets are subject, other than any conflict, breach, default, acceleration, right to accelerate, termination, modification, cancellation, notice, consent or waiver which would not reasonably be expected to have a Buyer Material Adverse Effect; or

          (d) Violate any order, writ, injunction, decree, statute, rule or regulation applicable to Buyer or any of its properties or assets, other than any violation which would not reasonably be expected to have a Buyer Material Adverse Effect. For purposes of this Agreement, "Buyer Material Adverse Effect" means any change, effect or circumstance that (i) is materially adverse to the assets, financial condition or results of operations of Buyer, taken as a whole (other than changes that are the result of economic factors affecting the economy as a whole or changes that are the result of factors affecting the industry or specific markets in which Buyer competes), or (ii) materially impairs the ability of Buyer to consummate the transactions contemplated by this Agreement; provided, however, that a Buyer Material Adverse Effect shall not include any adverse change, effect or circumstance (A) primarily arising out of or resulting primarily from actions expressly contemplated by the Parties in connection with this Agreement, including without limitation, the origination or modification of contract manufacturing relationships by any of the Parties with respect to the Products, or (B) that is primarily attributable to the announcement or performance of this Agreement or the transactions contemplated by this Agreement.

     3.4 Broker's Fees. Buyer has no liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement.

     3.5 Litigation. There are no actions, suits, claims or legal, administrative or arbitratorial proceedings pending against, or, to Buyer's knowledge, threatened against, Buyer which would adversely affect Buyer's performance under this Agreement or the consummation of the transactions contemplated by this Agreement.

     3.6 Financing. Buyer has, and at the Closing will have, sufficient sources of financing in order to consummate the transactions contemplated by this Agreement and to fulfill its obligations hereunder, including without limitation payment to Seller of the Purchase Price at the Closing and at each of the payment dates of the Promissory Notes. Buyer has obtained the necessary consents of its lenders related to the execution and delivery of the Financing

Documents, including consents, if necessary, to provide Seller with a first priority security interest in the collateral referenced in the Security Agreement.

     3.7 Employee Benefit Plans. For purposes of this Agreement, "Buyer Employee Plan" means any pension plan, supplemental pension plan, profit sharing plan, savings plan, retirement savings plan, bonus plan, incentive compensation plan, deferred compensation plan, stock purchase plan, stock option plan, vacation plan, leave of absence plan, employee assistance plan, automobile leasing/subsidy/allowance plan, financial counseling plan, redundancy or severance plan, relocation plan, family support plan, retirement plan, medical, health, hospitalization or life insurance plan, disability plan, sick leave plan, death benefit plan, or any similar employee benefit or compensation plan, program, agreement, arrangement or policy, which is maintained, or contributed to, by Buyer or any Buyer Affiliate for the benefit of Buyer's employees located in the United States. Buyer has provided Seller with a document entitled "Welcome to the Benefits Zhone H.R.", which contains a true and complete summary of each material Buyer Employee Plan. Buyer has made no promises or commitments to amend or terminate or to increase or decrease the compensation or benefits under any Buyer Employee Plan described in "Welcome to the Benefits Zhone H.R." or to establish any new material Buyer Employee Plan, except as required by applicable law or regulation or as disclosed in "Welcome to the Benefits Zhone H.R."

     3.8 Offer of Employment. Buyer has made an offer of employment to each Product Employee by means of an offer letter, the form of which is set forth in
Schedule 3.8(a). Schedule 3.8(b) sets forth the names of all Product Employees who have accepted such employment offers and such employees shall hereafter be referred to as "Transferred

Employees." Buyer's employment of the Transferred Employees has been duly and validly authorized by all necessary corporate action on the part of Buyer.

                                   ARTICLE IV

                                 INDEMNIFICATION

     4.1  Indemnification by Seller. Subject to the terms and conditions of this
Article IV, from and after the Closing, Seller shall indemnify Buyer and its Affiliates, successors and assigns and persons serving as officers, directors, partners, members, managers, stockholders, employees and agents thereof (collectively, "Buyer Indemnified Parties") in respect of, and hold the Buyer Indemnified Parties harmless against, any and all debts, obligations and other liabilities, monetary damages, fines, fees, penalties, interest obligations, deficiencies, losses, costs and expenses (including without limitation reasonable attorneys' fees and expenses) (collectively, "Damages") incurred or suffered by the Buyer Indemnified Parties resulting from, relating to or constituting:

          (a) Other than Excluded Liability Claims, Buyer Organizational Claims, Buyer Employment Claims and Buyer Fraud Claims (each as defined below), any (i) misrepresentation or breach of warranty of Seller contained in this Agreement or (ii) failure to perform any covenant or agreement of Seller contained in this Agreement ("Buyer General Claims");

          (b)  Any Excluded Liability ("Excluded Liability Claims");

          (c) Any breach of the organizational representations and warranties set forth in Sections 2.1, 2.2, 2.3(a), 2.4 and 2.16 hereof (the "Buyer Organizational Claims");

          (d)  Any Buyer Employment Claims; or

          (e) Actual fraud by Seller ("Buyer Fraud Claims").

     4.2  Indemnification by Buyer. Subject to the terms and conditions of this
Article IV, from and after the Closing, Buyer shall indemnify Seller and its Affiliates, successors and assigns and persons serving as officers, directors, partners, members, managers, stockholders, employees and agents thereof (collectively, "Seller Indemnified Parties") in respect of, and hold the Seller Indemnified Parties harmless against, any and all Damages incurred or suffered by the Seller Indemnified Parties resulting from, relating to or constituting:

          (a) Other than Post-Closing Claims, Seller Employment Claims, Assumed Liability Claims, Seller Organizational Claims or Seller Fraud Claims (each as defined below), any (i) misrepresentation or breach of warranty of Buyer contained in this Agreement or (ii) failure to perform any covenant or agreement of Buyer contained in this Agreement ("Seller General Claims");

          (b) The conduct of the manufacture, sale or support of the Products from and after the Closing ("Post-Closing Claims");

          (c)  Any Seller Employment Claims;

          (d)  Any Assumed Liability ("Assumed Liability Claims");

          (e) Any breach of the organizational representations and warranties set forth in Sections 3.1, 3.2 and 3.6 hereof (the "Seller Organizational Claims"); or

          (f)  Actual fraud by Buyer ("Seller Fraud Claims").

     4.3  Claims for Indemnification.

          (a) Third-Party Claims. All claims for indemnification made under this Agreement resulting from, related to or arising out of a third-party claim against an Indemnified

Party shall be made in accordance with the following procedures. A person entitled to indemnification under this Article IV (an "Indemnified Party") shall give prompt written notification to the person from whom indemnification is sought (the "Indemnifying Party") of the commencement of any action, suit or proceeding relating to a third-party claim for which indemnification may be sought or, if earlier, upon the assertion of any such claim by a third party. As soon as practicable after delivery of such notification, and in any event no later than 20 days thereafter, the Indemnifying Party may, upon written notice thereof to the Indemnified Party, assume control of the defense of such action, suit, proceeding or claim with counsel reasonably satisfactory to the Indemnified Party. If the Indemnifying Party does not assume control of such defense, the Indemnified Party shall control such defense. The party not controlling such defense may participate therein at its own expense; provided that if the Indemnifying Party assumes control of such defense and the Indemnified Party reasonably concludes, based on advice from counsel, that the Indemnifying Party and the Indemnified Party have conflicting interests with respect to such action, suit, proceeding or claim, the reasonable fees and expenses of counsel to the Indemnified Party solely in connection therewith shall be considered Damages for purposes of this Agreement; provided, however, that in no event shall the Indemnifying Party be responsible for the fees and expenses of more than one counsel for all Indemnified Parties. The party controlling such defense shall keep the other party advised of the status of such action, suit, proceeding or claim and the defense thereof and shall consider recommendations made by the other party with respect thereto. The Indemnified Party shall not agree to any settlement of such action, suit, proceeding or claim without the prior written consent of the Indemnifying Party, which shall not be unreasonably withheld, conditioned or delayed.

The Indemnifying Party shall not agree to any settlement of such action, suit, proceeding or claim that does not include a complete release of the Indemnified Party from all liability with respect thereto or that imposes any liability or obligation on the Indemnified Party without the prior written consent of the Indemnified Party, which shall not be unreasonably withheld, conditioned or delayed.

          (b) Procedure for Other Claims. An Indemnified Party wishing to assert a claim for indemnification under this Article IV which is not subject to
Section 4.3(a) shall deliver to the Indemnifying Party a written notice (a "Claim Notice") which contains (i) a description and the amount (the "Claimed Amount") of any Damages incurred by the Indemnified Party, (ii) a statement that the Indemnified Party is entitled to indemnification under this Article IV and a reasonable explanation of the basis therefor, and (iii) a demand for payment in the amount of such Damages. As soon as practicable after delivery of a Claim Notice, and in any event no later than 20 days thereafter, the Indemnifying Party shall deliver to the Indemnified Party a written response in which the Indemnifying Party shall: (I) agree that the Indemnified Party is entitled to receive all of the Claimed Amount (in which case such response shall be accompanied by a payment by the Indemnifying Party to the Indemnified Party of the Claimed Amount, by check or by wire transfer), (II) agree that the Indemnified Party is entitled to receive part, but not all, of the Claimed Amount (the "Agreed Amount") (in which case such response shall be accompanied by a payment by the Indemnifying Party to the Indemnified Party of the Agreed Amount, by check or by wire transfer), or (III) contest that the Indemnified Party is entitled to receive any of the Claimed Amount. If the Indemnifying Party in such response contests the payment of all or part of the Claimed Amount, the Indemnifying Party and the

Indemnified Party shall use good faith efforts to resolve such dispute. If such dispute is not resolved within 30 days following the delivery by the Indemnifying Party of such response, the Indemnifying Party and the Indemnified Party shall each have the right to submit such dispute to a court of competent jurisdiction in accordance with the provisions of Section 6.14.

     4.4  Survival.

          (a) The representations and warranties of Seller and Buyer set forth in this Agreement shall survive the Closing and the consummation of the transactions contemplated hereby and continue until the eighteen-month anniversary of the Closing Date, at which time they shall expire. Notwithstanding the foregoing, (i) the representations and warranties of Seller contained in Sections 2.1, 2.2, 2.3(a), 2.4 and 2.16 and of Buyer contained in Sections 3.1, 3.2 and 3.6 shall survive the Closing and the consummation of the transactions contemplated hereby without limitation.

          (b)  Any valid claim that is properly asserted in writing pursuant to
Section 4.3 prior to the expiration as provided in Section 4.4(a) of the representation or warranty that is the basis for such claim shall survive until such claim is finally resolved and satisfied.

     4.5  Limitations.

          (a) Except with respect to Buyer Fraud Claims and Seller Fraud Claims and except as contemplated by Section 6.13 hereof, the rights of the Indemnified Parties under this Article IV shall be the sole and exclusive remedies of the Indemnified Parties and their respective Affiliates with respect to claims resulting from or relating to any misrepresentation, breach of warranty or failure to perform any covenant or agreement contained in this Agreement or otherwise relating to the transactions that are the subject of this Agreement. Without limiting the generality of the foregoing sentence, in no event shall Seller or Buyer, its successors or permitted assigns be entitled to claim or seek rescission of the transactions consummated under this Agreement.

          (b)  Notwithstanding anything to the contrary contained in this
Agreement:

               (i) The value of any Tangible Personal Property in connection with a claim for Damages pursuant to this Article IV shall not exceed the value at the Closing Date of such Tangible Personal Property, as set forth on Schedule 1.1(a)(i)(A), Schedule 1.1(a)(i)(B) (it being agreed to and understood that the value of the Repair Inventory for the purposes of this Section 4.5(b)(i) shall be deemed to be zero dollars), Schedule 1.1(a)(ii)(A), or Schedule 1.1(a)(ii)(B), as the case may be;

               (ii) The aggregate liability of Seller for the sum of all Damages payable to the Buyer Indemnified Parties under this Article IV shall not exceed an amount equal to $36,017,770; provided, however, that the foregoing limitation shall not apply to any Excluded Liability Claims, Buyer Organizational Claims, Buyer Employment Claims or Buyer Fraud Claims;

               (iii) The aggregate liability of Buyer for the sum of all Damages payable to the Seller Indemnified Parties under this Article IV shall not exceed an amount equal to $36,017,770; provided, however, that the foregoing limitation shall not apply to any Post-Closing Claims, Seller Employment Claims, Assumed Liability Claims, Seller Organizational Claims or Seller Fraud Claims;

               (iv) No claims for indemnification shall be made under this Agreement against Seller, and no indemnification shall be payable to any Buyer Indemnified Party, with respect to Buyer General Claims until the aggregate amount of all Damages relating to Buyer General Claims exceeds $1,000,000, at which point Seller shall be obligated to indemnify the Buyer Indemnified Parties from and against all such Damages and not just amounts in excess of $1,000,000; and

               (v) No claims for indemnification shall be made under this Agreement against Buyer, and no indemnification shall be payable to any Seller Indemnified Party, with respect to Seller General Claims until the aggregate amount of all Damages relating to Seller General Claims exceeds $1,000,000, at which point Buyer shall be obligated to indemnify the Seller Indemnified Parties from and against all such Damages and not just amounts in excess of $1,000,000.

          (c) In no event shall any Indemnifying Party be responsible and liable for any Damages or other amounts under this Article IV that are consequential, in the nature of lost profits, diminution in value, damage to reputation or the like, special or punitive or otherwise not actual Damages. Buyer and Seller shall use commercially reasonable efforts to pursue all legal rights and remedies available in order to minimize the Damages for which indemnification is provided to the Parties under this Article IV.

          (d) The amount of any Damages for which indemnification is provided under this Article IV shall be reduced by any related recoveries to which the Indemnified Party is entitled under insurance policies or other related payments received or receivable from third parties and any tax benefits actually received by the Indemnified Party or any of its Affiliates or for which the Indemnified Party or any of its Affiliates is eligible on account of the matter resulting in such Damages or the payment of such Damages.

     4.6 Treatment of Indemnification Payments. All indemnification payments made under this Agreement shall be treated by the Parties as an adjustment to the Purchase Price. Seller may elect to set-off any indemnification payments against amounts outstanding from time to time under the Promissory Notes or other amounts owed by Buyer to Seller, and in such event Seller shall only be obligated to pay liabilities under this Article IV in excess of amounts available for such set off. Buyer may elect to set-off any indemnification payments against amounts owed by Seller to Buyer, and in such event Buyer shall only be obligated to pay liabilities under this Article IV in excess of amounts available for such set off.

                                   ARTICLE V

                               FURTHER AGREEMENTS

     5.1  Warranties on Products.

          (a) Buyer shall perform the Warranty and Repair Obligations following the Closing Date.

          (b) Seller shall, concurrently with the Closing, transfer to Buyer at no cost the Repair Inventory, free and clear of all Security Interests.

     5.2  Access to Information; Record Retention; Cooperation.

          (a) Access to Information. Subject to compliance with applicable laws and regulations regarding classified information and security clearance, following the Closing, each Party shall afford to the other Party and to the other Party's Affiliates, authorized accountants, counsel and other designated representatives reasonable access (including using commercially reasonable efforts to give access to third parties possessing information and providing reasonable access to its own employees who are in possession of relevant information) and duplicating rights during normal business hours in a manner so as to not unreasonably interfere with the conduct of business to all non-privileged records, books, contracts, instruments, documents, correspondence, computer data and other data and information (excluding records, documents and data pertaining to Seller's employees, other than Employee Information) (collectively, "Information") within the possession or control of such Party or its Affiliates, relating to the manufacture, sale or support of the Products prior to the Closing, insofar as such access is reasonably required by the other Party. Information may be requested under this Section 5.2(a) for, without limitation, financial reporting and accounting matters, preparing financial statements, preparing and filing of any tax returns, prosecuting any claims for refund, defending any tax claims or assessment, preparing securities law or exchange filings, prosecuting, defending or settling any litigation, environmental matter or insurance claim, performing this Agreement and the transactions contemplated hereby (including, without limitation, the Warranty and Repair Obligations and the Post-Closing Purchase Orders), and all other proper business purposes.

          (b) Access to Personnel. Following the Closing, each Party shall use commercially reasonable efforts to make available to the other Party, upon written request, such Party's and its Affiliates' officers, directors, employees and agents to the extent that such persons may reasonably be required in connection with any legal, administrative or other proceedings in which the requesting Party may from time to time be involved relating to the manufacture, sale or support of the Products prior to the Closing or for any other matter referred to in Section 5.2(a).

          (c) Reimbursement. A Party providing Information or personnel to another Party under Sections 5.2(a) or (b) shall be entitled to receive from the recipient, upon the presentation of invoices therefor, payments for such amounts, relating to supplies, disbursements and other out-of-pocket expenses, as may reasonably be incurred in providing such Information; provided, however, that no such reimbursements shall be required for the salary or cost of fringe benefits or similar expenses pertaining to employees or directors of the providing Party or its Affiliates.

          (d) Retention of Records. Except as otherwise required by law or agreed to in writing by the Parties, each Party shall (and shall cause its Affiliates to) use commercially reasonable efforts to preserve all Information in its possession pertaining to the manufacture, sale or support of the Products prior to the Closing until December 31, 2007. Notwithstanding the foregoing, in lieu of retaining any specific Information, any Party may offer in writing to the other Party to deliver such Information to the other Party and, if such offer is not accepted within 90 days, the offered Information may be disposed of at any time.

          (e) Confidentiality. Each of Buyer and Seller shall hold, and shall use commercially reasonable efforts to cause its Affiliates, consultants and advisors to hold, in strict confidence all Information concerning the other furnished to it by the other Party or the other Party's representatives at any time prior to Closing or pursuant to this Section 5.2 (except to the extent that such Information (i) is or becomes generally available to the public other than as a result of a disclosure by the receiving Party in violation of the terms of this Section 5.2, (ii) was within the possession of the receiving Party prior to it being furnished to the receiving Party by or on behalf of the other Party pursuant hereto, provided that the source of such information was not known by the receiving Party at the time of receipt to be bound by a confidentiality agreement with or other contractual, legal or fiduciary obligation of confidentiality to the other Party or any other party with respect to such information, (iii) is or becomes available to the receiving Party from a source other than the other Party, provided that such source is not, to the knowledge of the receiving Party at the time of receipt, bound by a confidentiality agreement with or other contractual, legal or fiduciary obligation of confidentiality to the other Party or any other party with respect to such information, (iv) was or is independently developed by the receiving Party without utilizing any Information or violating any of the receiving Party's obligations under this Agreement or (v) in the case of Buyer, following the Closing, constitutes a portion of the Acquired Assets or Assumed Liabilities), and each Party shall not release or disclose such Information to any other person, except its auditors, attorneys, financial advisors, bankers and other consultants and advisors, unless compelled to disclose such Information by judicial or administrative process or by other requirements of law or so as not to violate the rules of any stock exchange; provided, however, that in the case of disclosure compelled by judicial or administrative process, the disclosing Party shall (to the extent permitted by applicable law) notify the non-disclosing party promptly of the request or requirement so that the non-disclosing party may seek an appropriate protective order or waive compliance with the provisions of this Section 5.2 (e). If, in the absence of a protective order or the receipt of a waiver hereunder, a Party is compelled to disclose any Information by judicial or administrative process, such Party may so disclose the Information; provided, however, that, at the written request of the non-disclosing Party, the disclosing party shall use commercially reasonable efforts to obtain, at the expense of the non-disclosing Party, an order or other assurance that confidential treatment will be accorded to such portion of the Information required to be disclosed.

          (f) Transition. Seller agrees not to take any action that is designed or intended to have the effect of discouraging any actual or potential customer, supplier or other business associate of Seller from maintaining, to the extent applicable, the same business relationship with Buyer after the Closing as it maintained with Seller prior to the Closing Date.

     5.3 Covenant Not to Compete. Without the consent of Buyer, Seller shall not (and shall cause each Noncompetition Party not to), on a worldwide basis, directly or indirectly, manufacture, sell or repair, during the period commencing on the Closing Date and continuing until (i) the first anniversary of the Closing Date, the Universal Edge 9000 DLC access shelf, the Universal Edge 9000 Remote access shelf, the AccessNode ABM shelf or the AccessNode CDS shelf product lines or other products substantially equivalent in the form, fit and function of the Products or (ii) the second anniversary of the Closing Date, any digital loop carrier or broadband digital loop carrier with a time division multiplex network interface (collectively, a "Competitive Business"); provided, however, that the foregoing covenants shall not prohibit, or be interpreted as prohibiting, any Noncompetition Party from:

          (a) Continuing anywhere in the world (i) the sale of inventory of finished goods and semi-finished goods held by Seller at the Closing Date in excess of the inventory sold to Buyer hereunder, (ii) the manufacture, sale and support of the Universal Edge 9000i access self product lines, (iii) the manufacture, sale and support of the Universal Edge IMAS product lines (including the Universal Edge IMAS, Universal Edge IMAS XpressDSL and the Universal Edge IMAS Remote), (iv) the manufacture, sale and support of the Universal Edge 3000 product line, (v) the manufacture, sale and support of the Media Gateway 9000 product line, or (vi) the provision of support services in connection with the AccessNode Known Product Deficiencies Program or the service and support plans;

          (b) Continuing anywhere in the world in any type of business conducted by any Noncompetition Party on the date hereof, which is not a Competitive Business;

          (c) Making equity investments in publicly owned companies which conduct a Competitive Business, provided such investments do not confer control of any such Competitive Business upon any Noncompetition Party; or

          (d) Acquiring any person or entity which conducts a Competitive Business if in the calendar year prior to such acquisition, the revenues of such person or entity from its Competitive Business do not constitute more than 25% of the total revenues of such person or entity.

     For purposes of this Agreement, "Noncompetition Party" means each of Seller, Nortel Networks Corporation and Nortel Networks Limited and each of their direct or indirect majority-owned subsidiaries (collectively, the "Nortel Networks Companies") while (but only while) such entity is a direct or indirect majority-owned subsidiary of the Nortel Networks Companies, except that such defined term shall not include "Arris Group, Inc."

     5.4 Nondisclosure. For a period of eighteen (18) months following the Closing Date, Seller agrees that it shall not, and shall cause the other Nortel Networks Companies not to, disclose to a third party (i) the Engineering Configuration Memoranda related to the Products ("ECMs"), as listed on Schedule 5.4, or (ii) such other proprietary documents substantially equivalent to the ECMs; provided that the foregoing clause shall not restrict the Nortel Networks

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Companies from (A) disclosing any portion of such documents that are applicable to products other than the Products or (B) licensing any Intellectual Property inherent in or referenced in such documents.

     5.5 Disclosure Generally. Any information furnished in the Disclosure Schedule shall be deemed to modify such other sections or paragraphs of Seller's representations and warranties to the extent reasonably apparent from the reading of the Disclosure Schedule that the disclosure qualifies such other sections or paragraphs. The inclusion of any information in the Disclosure Schedule shall not be deemed to be an admission or acknowledgment, in and of itself, that such information is required by the terms hereof to be disclosed, is material to the Product, has or would have a Product Material Adverse Effect, or is outside the Ordinary Course of Business. For purposes of this Agreement, the terms "to Seller's knowledge," "known by Seller" or other words of similar meaning shall mean the actual knowledge of those persons listed on Schedule 5.5, without any obligation of investigation, and shall not refer to the knowledge of any other person or entity.

     5.6  Certain Employee Matters.

          (a) Buyer's Liabilities. Buyer shall be liable for, and shall indemnify Seller Indemnified Parties with respect to, any Damages from or relating to (i) Buyer's failure to offer employment to any individual listed on
Schedule 5.6(a), but excluding Damages consisting of benefits or payments under Seller's severance plan or outplacement assistance program, the Worker Adjustment and Retraining Notification Act ("WARN") or the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA"), which result from Seller's termination of such individual's employment, (ii) Buyer's offer of employment to any Product

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

Employee, and (iii) Buyer's employment or termination of employment of any Transferred Employee on or after the commencement of such employee's employment with Buyer pursuant to this Agreement ("Hire Date"), including, without limitation, Damages relating to any claim for termination benefits or payments from Seller which result from Buyer's termination of any Transferred Employee's employment (the liabilities under this clause (a), collectively, the "Seller Employment Claims").

          (b) Seller's Liabilities. Seller shall be liable for, and shall indemnify Buyer Indemnified Parties with respect to any Damages from or relating to (i) Seller's employment or termination of employment of any Transferred Employee prior to the Hire Date (including, without limitation, Damages with respect to vacation accrued by a Transferred Employee during employment with Seller), except as is otherwise provided with respect to Loaned Employees in the Loaned Employee Agreement, (ii) Seller's termination of employment of any Product Employee other than a Transferred Employee, or (iii) Seller's termination of employment of any individual listed on Schedule 5.6(a), but only to the extent that such Damages consist solely of payments or benefits under Seller's severance plan or outplacement assistance program, WARN or COBRA (the liabilities under this clause (b), collectively, the "Buyer Employment Claims").

          (c) Transferred Employees. Except as set out below in Section 5.6(e) and (e) with respect to Leave Employees and Loaned Employees respectively, Buyer shall employ each Transferred Employee as of the Effective Time in accordance with those terms and conditions set forth in Schedule 5.6(c).

          (d) Leave Employees. Any Transferred Employee who is on a Seller approved leave of absence, other than a personal leave of absence, as of the Effective Time, as

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set forth on Schedule 5.6(d) ("Leave Employee") shall commence employment with
Buyer under the terms and conditions set forth in Schedule 5.6(c) upon such Leave Employee's release to return to work, provided that such employee is released to return to work within twelve (12) months following the commencement of such leave. Seller shall remain responsible for the adjudication of such Leave Employee's claims under the Seller Employee Plans and for any costs and liability associated with such Leave Employee's period of leave from the Closing Date until such Leave Employee's Hire Date. Buyer shall cooperate with Seller regarding the return to work from leave in respect of any such Leave Employee.

          (e) Loaned Employees. Seller shall supply the services of the Transferred Employees identified in Schedule 5.6(e) ("Loaned Employees") to Buyer commencing as of the Effective Time pursuant to the Loaned Employee Agreement. Each Loaned Employee shall commence employment with Buyer upon the termination of the Loaned Employee's services under the Loaned Employee Agreement; provided, however, that Buyer shall not be required to offer employment to or to employ any Loaned Employee if such Loaned Employee's employment with Seller terminates while such Loaned Employee is supplying services under the Loaned Employee Agreement for a reason other than such Loaned Employee's commencement of employment with Buyer. The terms and conditions of employment set out in Schedule 5.6(c) shall apply to Loaned Employees upon their Hire Date.

          (f)  No Solicitation by Seller. For a period of not less than twelve
(12) months following the Closing Date, none of the Nortel Networks Companies shall, directly or indirectly, except with Buyer's prior written consent, solicit for employment or hire any Transferred Employee; provided, however, that nothing in this provision shall prevent any of the Nortel

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Networks Companies from making generalized employment searches, by advertisement, engaging firms to conduct searches or otherwise, and hiring individuals identified through such searches that are not focused on Transferred Employees; provided that for the purpose of clarification, it is understood that Arris Group, Inc. is not included in the definition of the Nortel Networks Companies.

          (g)  No Solicitation by Buyer. For a period of not less than twelve
(12) months following the Closing Date, Buyer shall not (and shall cause its Affiliates not to), directly or indirectly, except with Seller's prior written consent, solicit for employment or hire any individuals listed on Schedule 5.6(a); provided, however, that nothing in this provision shall prevent Buyer from making generalized employment searches, by advertisement, engaging firms to conduct searches or otherwise, and hiring individuals identified through such searches that are not focused on those individuals listed on such schedule.

     5.7 Taxes. Buyer agrees to timely pay all sales, use, documentary, stamp, recording, registration, filing and other transfer taxes, fees or similar charges, if any, due as a result of the purchase, sale or transfer of the Acquired Assets in accordance with this Agreement, whether imposed by law on Seller or Buyer, including without limitation any sales tax owed to the State of Georgia. In the event that Seller remits payment for any such sales, use, documentary, stamp, recording, registration, filing and other transfer tax, fee or similar charge, Buyer shall reimburse Seller the amount so remitted within ten (10) days after the date which such sales, use, documentary, stamp, recording, registration, filing and other transfer tax, fee or similar charge was otherwise due. Buyer agrees that it will indemnify, reimburse and hold Seller harmless in respect of the liability for payment of, or failure to pay, any such taxes, fees or similar charges.

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     5.8  Deletion of Non-Transferred Software. Buyer agrees that, following the
Closing, Buyer shall not use any items of Corporate Desktop Software or other third-party software loaded on the Equipment as of the Closing Date which is not transferred to Buyer pursuant to this Agreement. Buyer shall, as soon as is reasonably practical, and in any event no later than forty-five (45) days following the Closing, delete all such non-transferred software from any of the Equipment on which it is installed.

     5.9 Further Assurances. At any time and from time to time after the Closing, as and when requested by a Party hereto and at such Party's expense, the other Party shall promptly execute and deliver, or cause to be executed and delivered, all such documents and instruments and shall take, or cause to be taken, all such further or other actions as such other Party may reasonably request to evidence and effectuate the transactions contemplated by this Agreement.

     5.10 Additional Purchases, Sales and Services. In preparing this Agreement, each of the Parties attempted in good faith to identify assets owned by Seller and used in the manufacture or support of the Products. The Parties agree, for a period of twelve months following the Closing Date, to negotiate on a good faith basis (a) the sale of assets owned by Seller and used in the manufacture or support of the Products and inadvertently not transferred as part of the Acquired Assets and (b) the provision of services related to the Products inadvertently not included in the Transition Services Agreement that Seller is then able to provide on a commercially reasonable basis utilizing its then existing resources at a cost equal to Seller's standard cost for providing such services; provided, however, that nothing herein shall require Seller to negotiate for the sale of or sell (x) Intellectual Property addressed in the IP Agreement or Trademark Licensing Agreement, (y) assets defined herein as Excluded Assets (other than

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such Excluded Assets set forth in Section 1.1(b)(v)(B)) or (z) assets that relate to the manufacture, sale or support of other products sold by Seller or its Affiliates. Any such sale shall be on terms and conditions substantially similar to those set forth in this Agreement.

     5.11 Transfer of Inventory. During the period beginning on the Closing Date and ending on October 31, 2001, Seller shall, at its sole cost and expense, deliver the Inventory in one or more shipments to Buyer's contract manufacturer in Raleigh, North Carolina at an address designated in writing by Buyer to Seller. Seller shall indicate in writing with each shipment of Inventory the type and quantity of Inventory contained in such shipment (an "Inventory Delivery Record"). Buyer shall promptly, but in no event more than five (5) days, after receipt of each shipment verify the type and quantity of Inventory contained in such shipment and notify Seller in writing of any discrepancy between the actual type and quantity of Inventory shipped versus the type and quantity shown in the Inventory Delivery Record (it being acknowledged by Buyer that failure to so notify Seller shall be deemed an acceptance by Buyer of the amounts set forth in the Inventory Delivery Record) (a "Deficiency Notice"). If Buyer delivers a Deficiency Notice and Seller does not object in writing within five (5) days after receipt of such Deficiency Notice, Seller shall deliver to Buyer as soon as commercially reasonable inventory of the types and in the amounts necessary to satisfy such deficiency. If Buyer delivers a Deficiency Notice and Seller objects in writing within five (5) days after receipt of such Deficiency Notice, the Parties agree to negotiate in good faith to resolve the dispute.

     5.12 Risk of Loss. The Parties agree that at the Effective Time, all risk of loss or damage to the property included in the Acquired Assets shall be borne by Buyer notwithstanding the presence of the Acquired Assets on Seller's property. Buyer acknowledges that it has sole

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

responsibility for insuring the Acquired Assets and forever releases Seller for any and all acts or omissions with respect to such Acquired Assets, except for gross negligence and intentional misconduct.

     5.13 Post Closing Orders. In the event Seller receives after the Closing Date a Post-Closing Purchase Order, Seller shall promptly notify Buyer and validate the price set forth on the purchase order or, in the event that no price is specified, shall provide Buyer with the relevant Customer price for the Product ordered based on Seller's existing contractual obligations to the Customer. To the extent permitted under the terms of the contract, Seller shall provide Buyer with a copy of the relevant contract relating to the purchase order, which copy shall exclude contractual terms and provisions relating to other products manufactured, sold or supported by Seller and not relating to the Products. In the event that 130% of Buyer's then current standard cost for such Product is greater than the relevant Customer price, Seller shall reimburse Buyer within a commercially reasonable period the difference between 130% of Buyer's then current standard cost and the relevant Customer price; provided that the aggregate reimbursement by Seller to Buyer under this Section 5.13 shall not exceed an amount equal to $2,000,000. In the event that the relevant Customer price is greater than 130% of Buyer's then standard cost, neither Seller nor Buyer shall be obligated to make any reimbursement to the other Party. Notwithstanding anything to the contrary contained herein, no referral fees shall be paid by Buyer to Seller with respect to any Post-Closing Purchase Orders. Seller may elect to set-off any reimbursements due to Buyer under this
Section 5.13 against amounts outstanding from time to time under the Promissory Notes or other amounts owed by Buyer to Seller, and in such event Seller shall only be obligated to reimburse Buyer under this Section in excess of amounts

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

available for such set off. Upon request, Buyer shall provide Seller with such documents as may reasonably be requested by Seller to verify Buyer's then current standard costs.

                                   ARTICLE VI

                                  MISCELLANEOUS

     6.1 Press Releases and Announcements. No Party shall issue (and each Party shall cause its Affiliates not to issue) any press release or public disclosure relating to the subject matter of this Agreement without the prior written approval of the other Party; provided, however, that any Party may make any public disclosure it believes in good faith is required by law, regulation or stock exchange rule (in which case the disclosing Party shall advise the other Party and the other Party shall have the right to review such press release or announcement prior to its publication); and provided further, however, that Seller may disclose the nature of the transactions contemplated by this Agreement (excluding financial terms) (i) in response to any bona fide inquiries received by Seller from third parties, including financial analysts, members of the media, and customers of Seller, and (ii) to any employees of Seller affected by the transactions contemplated by this Agreement.

     6.2 No Third Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any person (including with respect to any employee or former employee of Seller, Buyer or any of their Affiliates, any Transferred Employees and any Product Employees, any right to employment or contractual employment for any specified period) other than the Parties and their respective successors and permitted assigns and, to the extent specified herein, their respective Affiliates; provided, however, that the provisions of Article IV are intended for the

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benefit of the entities and individuals specified therein and their respective legal representatives, successors and assigns.

     6.3 Action to be Taken by Affiliates. The Parties shall cause their respective Affiliates to comply with all of the obligations specified in this Agreement to be performed by such Affiliates. For purposes of this Agreement, "Affiliate" shall have such meaning as defined in Rule 12b-2 of the Securities Exchange Act of 1934, as amended.

     6.4 Entire Agreement. This Agreement (including the documents referred to herein) constitutes the entire agreement between Buyer, on the one hand, and Seller, on the other hand. This Agreement supersedes any prior understandings, agreements, or representations by or between Buyer, on the one hand, and Seller, on the other hand, whether written or oral, with respect to the subject matter hereof.

     6.5 Succession and Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other Party.

     6.6 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but both of which together shall constitute one and the same instrument.

     6.7 Headings. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

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     6.8  Notices. All notices, requests, demands, claims and other communications hereunder shall be in writing. Any notice, request, demand, claim or other communication hereunder shall be deemed duly delivered one Business Day after it is sent by (a) a reputable courier service guaranteeing delivery within one Business Day or (b) telecopy, provided electronic confirmation of successful transmission is received by the sending Party and a confirmation copy is sent on the same day as the telecopy transmission by certified mail, return receipt requested, in each case to the intended recipient as set forth below:

     If to Buyer:                            Copy to:

     Zhone Technologies, Inc.                Latham & Watkins
     7001 Oakport Street                     12636 High Bluff Drive, Suite 300
     Oakland, CA  94621                      San Diego, CA  92130
     Telecopy:  (510) 777-7010               Telecopy:  (858) 523-5450
     Attention:  Gary Wetsel                 Attention:  Scott N. Wolfe, Esq.
                 Chief Financial Officer

     If to Seller:                             Copies to:

     Nortel Networks Inc.                      Nortel Networks Inc.
     200 Athens Way                            2221 Lakeside Blvd.
     Nashville, TN  37228                      Richardson, TX  75082-4399
     Telecopy:  (615) 432-4067                 Telecopy:  (972) 685-3405
     Attention:  Legal Department              Attention: Robert Fishman, Esq.

                                               Hale and Dorr LLP
                                               60 State Street
                                               Boston, MA  02109
                                               Telecopy:  (617) 526-5000
                                               Attention:  John A. Burgess, Esq.

     Any Party may give any notice, request, demand, claim, or other communication hereunder using any other means (including personal delivery, expedited courier, messenger service, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim or other communication shall be deemed to have been duly given unless and until it actually is

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

received by the Party for whom it is intended. Any Party may change the address to which notices, requests, demands, claims and other communications hereunder are to be delivered by giving the other Parties notice in the manner herein set forth.

     6.9 Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of laws of any jurisdiction other than those of the State of Delaware.

     6.10 Amendments and Waivers. The Parties may mutually amend or waive any provision of this Agreement at any time. No amendment or waiver of any provision of this Agreement shall be valid unless the same shall be in writing and signed by both of the Parties. No waiver by either Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

     6.11 Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the Parties agree that the body making the determination of invalidity or unenforceability shall have the power to reduce the scope, duration or area of the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision

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

that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified after the expiration of the time within which the judgment may be appealed.

     6.12 Expenses. Except as otherwise specifically provided to the contrary in this Agreement, each of the Parties shall bear its own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby.

     6.13 Specific Performance. Each Party acknowledges and agrees that the other Party would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each Party agrees that the other Party may be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action instituted in any court of the United States or any state thereof having jurisdiction over the Parties and the matter.

     6.14 Submission to Jurisdiction. Each Party (a) submits to the exclusive jurisdiction of any state or federal court sitting in the State of Delaware in any action or proceeding arising out of or relating to this Agreement, (b) agrees that all claims in respect of such action or proceeding may be heard and determined only in any such court, and (c) agrees not to bring any action or proceeding arising out of or relating to this Agreement in any other court. Each Party waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety or other security that might be required of the other Party with respect thereto. Either Party may make service on the other Party by sending or delivering a copy of the process to the Party to be served at the address and in the manner provided for the giving of

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notices in Section 6.8. Nothing in this Section 6.14, however, shall affect the right of any Party to serve legal process in any other manner permitted by law.

     6.15 Bulk Transfer Laws. Buyer acknowledges that Seller will not comply with the provisions of the bulk transfer laws of any jurisdiction in connection with the transactions contemplated by this Agreement. To induce Buyer to waive any requirements for compliance with any such laws, Seller hereby agrees that Buyer's rights to indemnification under Article IV shall apply to any Damages of Buyer arising out of or resulting from the failure of Seller or Buyer to comply with any such laws; provided that the limitations set forth in Sections 4.5(b)(ii) and 4.5(b)(iv) shall not apply to any such Damages.

     6.16 Construction. The language used in this Agreement shall be deemed to be the language chosen by the Parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any Party. Any reference to any federal, state, local or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. All references to "$", "Dollars" or "US$" refer to currency of the United States of America. When a reference is made in this Agreement to Articles, Sections, Exhibits, Schedules or Disclosure Schedule, such reference shall be to the Article or Section of, or Exhibit or Schedule or Disclosure Schedule to, this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and are not part of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation". Any reference to "herein" or "hereof" or similar terms shall refer to this Agreement as a whole rather than to the individual paragraph, Section or Article.

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     6.17 Incorporation of Exhibits and Schedules. The Exhibits and Schedules
identified in this Agreement are incorporated herein by reference and made a part hereof.

     6.18 Facsimile Signature. This Agreement may be executed by facsimile signature.

                         [Remainder of page intentionally left blank]

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

         IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first above written.

                                              Nortel Networks Inc.

                                              By:_______________________________

                                              Name:_____________________________

                                              Title:____________________________

                                              Zhone Technologies, Inc.

                                              By:_______________________________

                                              Name:_____________________________

                                              Title:____________________________

                 [Signature page to Purchase and Sale Agreement]

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

                                 SCHEDULE 5.6(c)

                       TERMS AND CONDITIONS OF EMPLOYMENT
                       APPLICABLE TO TRANSFERRED EMPLOYEES

     Buyer shall implement, at a minimum, the following terms and conditions with respect to each Transferred Employee upon such Transferred Employee's Hire
Date:

     1. Each Transferred Employee shall be employed in the same location as, or a location within twenty-five (25) miles of, such employee's work location as set out in Section 2.12(c) of the Disclosure Schedule.

     2. Each Transferred Employee shall receive a base salary or hourly rate of pay that is equal, at a minimum, to the base salary or hourly rate of pay of such employee as set out in Section 2.12(c) of the Disclosure Schedule.

     3. Each Transferred Employee shall be employed in a position equivalent to the position set out with respect to such employee in Section 2.12(c) of the Disclosure Schedule.

     4. Each Transferred Employee whose Hire Date occurs on or before September 30, 2001, shall be included in Buyer's 2001 year end pay review process.

     5. Buyer shall recognize the service date of each Transferred Employee as set out in Section 2.12(c) of the Disclosure Schedule for purposes of vesting Buyer's contributions, if any, to such employee's account in Buyer's 401(k) plan.

     6.   As of the Hire Date, Buyer shall advance each Transferred Employee ten
          (10) paid vacation days; provided, however, that, if any Transferred Employee terminates employment before the first anniversary of the Hire Date, Buyer shall be permitted to seek to recover from such Employee any salary paid for vacation used but not accrued under Buyer's vacation policy.

     7. Each Transferred Employee (and eligible dependent, as applicable) shall be eligible to participate in Buyer Employee Plans immediately upon commencement of employment with Buyer. Buyer shall waive any eligibility periods, evidence of insurability, pre-existing condition or other limitations with respect to each Transferred Employee's participation in and coverage under Buyer Employee Plans.

     8.   Notwithstanding anything herein to the contrary, for a period of six
          (6) months following the Closing Date, Buyer shall provide any Transferred Employee, whose employment Buyer terminates, with severance pay (i) under eligibility standards that are not less favorable than, and (ii) in an amount not less than, that which such employee would have received under the Seller Employee Plan which provides severance if Seller had terminated such employee's employment as of that date.

     9. For the six (6) month period following the Closing Date, Buyer shall provide each Transferred Employee with terms and conditions of employment which are, at a minimum, substantially the same, in the aggregate, to those set out in this Schedule 5.6(c).